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                           Exhibit 5

         Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
              as to the legality of the securities
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                          Law Offices
             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                           12th Floor
                     734 15th Street, N.W.
                    Washington, D.C.  20005
                            --------

TIMOTHY B. MATZ     Telephone:  (202) 347-0300    JEFFREY D. HAAS
STEPHEN M. EGE      Facsimile:  (202) 347-2172    KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                                KENNETH B. TABACH
W. MICHAEL HERRICK                                PATRICIA J. WOHL
GERARD L. HAWKINS                                 FIORELLO J. VICENCIO*
NORMAN B. ANTIN                                   DAVID TEEPLES*
JOHN P. SOUKENIK*                                 CRISTIN ZEISLER
GERALD F. HEUPEL, JR.                             ANDREW ROSENSTEIN*
JEFFREY A. KOEPPEL                                _______________
DANIEL P. WEITZEL                                 OF COUNSEL
PHILIP ROSS BEVAN                                 ALLIN P. BAXTER
HUGH T. WILKINSON                                 JACK I. ELIAS
                         September 24, 1998       SHERYL JONES ALU

*NOT ADMITTED IN D.C.        VIA EDGAR


Board of Directors
Acadiana Bancshares, Inc.
107 West Vermilion Street
Lafayette, Louisiana  70501

     Re:  Registration Statement on Form S-8
          273,125 Shares of Common Stock

Ladies and Gentlemen:

   We are special counsel to Acadiana Bancshares, Inc., a Louisiana corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 273,125 shares of common stock, par value $.01 per share ("Common Stock"), to be issued upon the exercise of stock options ("Options") granted pursuant to the Corporation's Stock Option Plan. The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Stock Option Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding and issued Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

   For this purpose, we have reviewed the Registration Statement and related Prospectus, the Articles of Incorporation and Bylaws of the Corporation, the Stock Option Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate
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Board of Directors
September 24, 1999
Page 2

records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

   For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Options granted under the terms of the Stock Option Plan will continue to be validly authorized on the dates the Common
Stock is issued pursuant to the exercise of Options; (ii) on the dates the Options are exercised, the Options granted under the terms of the Stock Option Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the Options are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

   Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Stock Option Plan, when issued and sold pursuant to the Stock Option Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

   We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus of the Stock Option Plan and to the filing of this opinion as an exhibit to the Registration Statement.

                       Very truly yours,

                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                       By:/s/Hugh T. Wilkinson
                          ----------------------------
                          Hugh T. Wilkinson, a Partner
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